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                                PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT, dated as of October 31, 2000 (herein called this "Pledge Agreement"), is by and between RIVERSIDE PARTNERSHIP, an Illinois general partnership (hereinafter, together with its successors and permitted assigns, the "Pledgor"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (hereinafter, together with its successors and assigns, the "Bank").

                                R E C I T A L S:

      A. Pursuant to that certain Loan Agreement, dated as of the date hereof, between Riverside L.L.C., an Illinois limited liability company ("Borrower") and the Bank (herein, as the same may from time to time be amended or modified and in effect, the "Loan Agreement"), the Bank has agreed to make Revolving Loans to the Borrower for the purposes of purchasing certain Stock, as described in the Loan Agreement;

      B. Concurrently with the purchase of such Stock by the Borrower, the Borrower will contribute such Stock to the Pledgor in return for a partnership interest in Pledgor;

      C. It is in the best interests of the Pledgor to cause this Pledge Agreement to be executed on its behalf inasmuch as the Pledgor will derive substantial direct and indirect benefits from the Revolving Loans to be made to the Borrower pursuant to the Loan Agreement; and

      D. It is a condition precedent to the making of the Revolving Loans under the Loan Agreement that the Pledgor execute and deliver this Pledge Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1   DEFINITIONS

      1.1 CERTAIN DEFINED TERMS. As used in this Pledge Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "COLLATERAL" - see SECTION 2.

      "ISSUER" shall mean the issuer of any Pledged Shares or other Collateral.

      "PLEDGED SHARES" - see SECTION 2.

      "STOCK" shall have the meaning assigned thereto in the Loan Agreement.

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      1.2 LOAN AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Pledge Agreement (and in its preamble and recitals) have the meanings provided in the Loan Agreement, including, without limitation, "Commitments," "Default," "Liabilities" and "Stock".


SECTION 2   PLEDGE

      To secure the prompt and complete payment and performance of the Liabilities, including, without limitation, the obligations of the Pledgor hereunder, the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Bank and hereby grants to the Bank a continuing security interest in the following (herein collectively called the "Collateral"):

            (a) The shares of Stock listed in SCHEDULE I hereto and all shares of Stock hereafter created or acquired by the Pledgor (herein called the "Pledged Shares") and the certificates representing or evidencing the Pledged Shares, and, in the case of any and all uncertificated equity securities pledged hereunder, a notation of the security interest and the pledge granted to the Bank hereunder shall be noted on the books and records of the Issuer of the uncertificated equity securities in the name of the Bank, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

            (b) All other property hereafter delivered to the Bank by the Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and in the case of uncertificated equity securities, all notations of the security interest hereafter delivered on the books and records of the Issuer of the uncertificated equity securities in the name of the Bank, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

            (c)   All proceeds of all of the foregoing;

TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Bank, its successors and assigns, forever, SUBJECT, HOWEVER, to the terms, covenants and conditions hereafter set forth.


SECTION 1   REPRESENTATIONS AND WARRANTIES

      1.1 PLEDGED SHARES. The Pledgor represents and warrants to the Bank that:


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            (a)   The Pledged Shares are duly authorized and validly issued
      and are fully paid and non-assessable;

            (b) The Bank has and will continue to have a valid, perfected security interest in the Collateral and the proceeds thereof, free of all Liens, claims and rights of third parties whatsoever except for Permitted Liens; PROVIDED, THAT to the extent the Pledged Shares are certificated, the Bank or any of its agents shall maintains physical possession of the certificates representing the Pledged Shares and the stock powers relating thereto;

            (c) The Stock represents all of the issued and outstanding capital stock of the Issuer thereof owned by the Pledgor;

            (d) The Pledgor will, at all times, keep pledged to the Bank pursuant hereto all shares of the capital stock of the Issuers, and all other certificates or instruments which the Pledgor may now or hereafter own evidencing any ownership in the Issuers;

            (e) The Pledgor will endorse and deliver to the Bank for pledge hereunder, promptly upon its obtaining thereof, any additional Collateral; as of the date of any such delivery of additional shares, certificates or instruments to the Bank, the Pledgor represents and warrants that:

                  (i) it owns such shares, certificates and instruments and the proceeds thereof free and clear of all Liens, claims and rights of any other Person other than Permitted Liens;

                 (ii) it has good and marketable title to said shares,
            certificates and instruments and has the right to deliver, pledge, assign and transfer such shares, certificates or instruments to the Bank pursuant to this Pledge Agreement; and

                (iii) the Bank has a valid, perfected security interest in said shares, certificates or instruments and the proceeds thereof free of all Liens, claims and rights of third parties whatsoever, except for Permitted Liens; and

            (f) All documentary, stamp or other taxes or fees owing in connection with the issuance, transfer and/or pledge of the Pledged Shares and other certificates or instruments have been paid and will hereafter be paid by the Pledgor as such become due and payable.

      1.2 COLLATERAL. The Pledgor further represents and warrants to the Bank that it is the lawful owner of the Collateral existing on the date hereof, free of all Liens, claims and rights of any Person other than the Lien and security interest granted hereunder and Permitted Liens, with full right to deliver, pledge, assign and transfer such Collateral to the Bank as Collateral hereunder.


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      1.3   ORGANIZATION, ETC.  The Pledgor further represents and warrants to the Bank that:

            (a) It is a general partnership duly organized, validly existing and in good standing under the laws of the State of Illinois;

            (b) The Pledgor is duly qualified to transact business and is in good standing as a partnership, authorized to do business in each jurisdiction where failure to so qualify would have a material adverse effect on the operations of the Pledgor;

            (c) The execution and delivery of this Pledge Agreement and the performance by the Pledgor of its obligations hereunder are within its partnership powers, have been duly authorized by all necessary partnership action, have received all necessary governmental approvals, licenses, authorizations, filings, recordings, registrations or exemptions (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the partnership agreement of the Pledgor or of any material agreement binding upon or applicable to the Pledgor or any of its property;

            (d) This Pledge Agreement is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms; and

            (e) The Borrower is the Managing General Partner of the Pledgor. The Borrower, Environmental Private Equity Fund II, L.P., a Delaware limited partnership, The Productivity Fund III, L.P., a Delaware limited partnership, The Productivity Fund IV, L.P., a Delaware limited partnership, and The Productivity Fund IV Advisors Fund, L.P., a Delaware limited partnership, are the sole partners of the Pledgor.

      1.4 EFFECTIVENESS. Each representation and warranty made herein by the Pledgor shall be deemed remade as of and at the date of each Revolving Loan made from time to time under or in connection with the Loan Agreement with the same effect as if made contemporaneously with the making of each such Revolving Loan and as of and at the date of delivery of any additional Collateral to the Bank hereunder.


SECTION 2   COVENANTS

      So long as any of the Liabilities remain outstanding or the Bank has any Revolving Loan Commitment, the Pledgor will, unless the Bank shall otherwise consent in writing:

            (a) At its sole expense, promptly deliver to the Bank, from time to time upon request of the Bank, such stock powers and other documents, satisfactory in form and substance


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      to the Bank, with respect to the Collateral as the Bank may reasonably request, to preserve and protect, and to enable the Bank to enforce, its rights and remedies hereunder;

            (b) Not sell, assign, exchange or otherwise transfer any of its rights to any of the Collateral; provided, however, that the Pledgor shall be permitted to sell the Pledged Shares provided that (i) no Default or Event of Default exists under the Loan Agreement, (ii) the Borrower complies with the provisions of SECTION 5.3 of the Loan Agreement in connection therewith, and (iii) immediately following such sale and repayment, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Loan Value of all of the Stock (as defined in the Loan Agreement);

            (c) Not create or suffer to exist any Lien, security interest or other charge or encumbrance against, in or with respect to any of the Collateral except for the pledge hereunder and the Lien and security interest created hereby and for Permitted Liens;

            (d) Not make or consent to any amendment or other modification or waiver with respect to any of the Collateral, or enter into any agreement or permit to exist any restriction with respect to any of the Collateral other than pursuant hereto, except for any such amendment, modification, waiver, agreement or restriction which is not reasonably expected to have a material adverse effect thereon;

            (e) Not take or fail to take any action which would in any manner impair the enforceability of the Bank's Lien on any of the Collateral;

            (f) Promptly endorse and deliver to the Bank for pledge hereunder, any additional Collateral obtained by it;

            (g) Own all Collateral free and clear of all Liens, claims and rights of any other Person other than the Bank and except for Permitted Liens and have good and marketable title to all of the Collateral and have the right to pledge such Collateral and such Collateral will constitute all of the capital stock of the Issuers owned by the Pledgor; and

            (h) Promptly cause the Issuer of any uncertificated equity securities to note the Lien of the Bank on its books and records.


SECTION 3   CARE OF COLLATERAL

      The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Pledgor requests in writing, but failure of the Bank to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Bank to preserve or protect any rights with respect to the Collateral against prior or other parties, or to do any act with respect to


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preservation of the Collateral not so requested by the Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.

SECTION 4   CERTAIN RIGHTS REGARDING COLLATERAL AND LIABILITIES

      4.1 RIGHTS UPON DEFAULT. Subject to SECTIONS 6.3 and 7 hereof, the Bank may from time to time, after the occurrence and during the continuance of any Default pursuant to SECTION 12.1.4 of the Loan Agreement or any Event of Default in its sole discretion and without notice to the Pledgor:

            (a) Transfer all or any part of the Collateral into the name of the Bank or its nominee, with or without disclosing that such Collateral is subject to the Lien and security interest hereunder;

            (b) Notify the parties obligated on any of the Collateral to make payment to the Bank of any amounts due or to become due thereunder;

            (c) Enforce collection of any of the Collateral by suit or otherwise;

            (d) Surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto; and

            (e)   Take control of any proceeds of the Collateral.

      4.2 ADDITIONAL RIGHTS. The Bank may, from time to time, at its sole discretion and without notice to the Pledgor, take any or all of the following actions:

            (a) Retain or obtain a Lien upon, or a security interest in, any property to secure payment and performance of any of the Liabilities or any obligation hereunder;

            (b) Retain or obtain the primary or secondary obligation of any obligor or obligors, with respect to any of the Liabilities or any obligation hereunder;

            (c) Create, extend or renew for any period (whether or not longer than the original period) or alter or exchange any of the Liabilities, or release or compromise any obligation of the Pledgor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities or any obligation hereunder;

            (d) Release or fail to perfect its Lien upon or security interest in, or impair, surrender,


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      release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or create, extend or renew for any period (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and

            (e) Resort to the Collateral for payment of any of the Liabilities or any obligation hereunder, whether or not the Bank (i) shall have resorted to any other property securing any of the Liabilities or any obligation hereunder or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities or any obligation hereunder (all of the actions referred to in preceding CLAUSES (i) and (ii) being hereby expressly waived by the Pledgor).

      4.3 VOTING RIGHTS. The Bank shall have no right to vote the Pledged Shares or other Collateral or give consents, waivers or ratifications in respect thereof until the occurrence and during the continuance of any Default pursuant to SECTION 12.1.4 of the Loan Agreement or any Event of Default. After the occurrence and during the continuance of any Default pursuant to SECTION 12.1.4 of the Loan Agreement or any Event of Default, the Pledgor shall have the right to vote any and all of the Pledged Shares and other Collateral and give consents, waivers and ratifications in respect thereof unless and until it receives notice from the Bank that such right has been terminated. The Pledgor agrees to deliver (properly endorsed when required) to the Bank, after the occurrence and during the continuance of any Default pursuant to SECTION 12.1.4 of the Loan Agreement or any Event of Default, promptly upon request of the Bank, such proxies and other documents as may be necessary for the Bank to exercise the voting power with respect to the Pledged Shares and other Collateral then or previously owned by the Pledgor.


SECTION 5   DIVIDENDS, ETC.

      5.1 NO DEFAULT. So long as no Default pursuant to SECTION 12.1.4 of the Loan Agreement or Event of Default shall have occurred and be continuing:

            (a) The Pledgor shall be entitled to receive and retain any and all cash dividends on the Collateral which it is otherwise entitled to receive, but any and all stock and/or liquidating dividends, distributions in property, returns of capital or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination, reclassification or conversion of the outstanding capital stock of any issuer, or received in exchange for the Collateral or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which any issuer may be a party or otherwise, and any and all cash and other property received in exchange for any


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      Collateral shall be and become part of the Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to the Bank or its designated nominee (accompanied, if appropriate, by proper instruments of assignment and/or stock powers executed by the Pledgor in accordance with the Bank's instructions) to be held subject to the terms of this Pledge Agreement.

            (b) If the Collateral or any part thereof shall have been registered in the name of the Bank or its agent, the Bank shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such dividend orders and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to receive the dividends or other payments which it is authorized to receive and retain pursuant to CLAUSE (a) above.

      5.2 OCCURRENCE OF DEFAULT. Upon the occurrence and during the continuance of a Default pursuant to SECTION 12.1.4 of the Loan Agreement or Event of Default, all rights of the Pledgor pursuant to SECTION 7.1(a) hereof shall cease and the Bank shall have the sole and exclusive right and authority to receive and retain the dividends which the Pledgor would otherwise be authorized to retain. All such dividends, and all other distributions and payments made on or in respect of the Collateral which may at any time and from time to time be held by the Pledgor, shall, until delivery to the Bank, be held by the Pledgor separate and apart from its other property in trust for the Bank. Any and all money and other property paid over to or received by the Bank pursuant to the provisions of this SECTION 7.2 shall be retained by the Bank as additional Collateral hereunder and be applied in accordance with the provisions hereof.


SECTION 6   DEFAULT

      6.1 OCCURRENCE OF A DEFAULT. Upon the occurrence and during the continuance of a Default pursuant to SECTION 12.1.4 of the Loan Agreement or any Event of Default, the Bank may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect from time to time in Illinois or otherwise available to it, including, without limitation, sale, assignment, or other disposal of the Collateral in exchange for cash or credit. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the Pledgor either at the address of the Pledgor shown below, or at any other address of the Pledgor appearing on the records of the Bank. Any proceeds of any disposition of Collateral shall be applied as provided in SECTION 9 hereof. No rights and remedies of the Bank expressed hereunder are intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to all other rights and remedies herein conferred, or


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conferred upon the Bank under any other agreement or instrument relating to any of the Liabilities or security therefor or now or hereafter existing at law or in equity or by statute. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of the Bank permitted hereunder shall impair or affect the rights of the Bank in and to the Collateral.

      6.2 SALE OF COLLATERAL. Upon the occurrence and during the continuance of a Default pursuant to SECTION 12.1.4 of the Loan Agreement or any Event of Default:

            (a) The Pledgor agrees that in any sale of any of the Collateral the Bank is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Bank is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Bank be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

            (b) If the Bank decides to exercise its right to sell all or any of the Pledged Shares or other Collateral, upon written request, the Pledgor shall furnish or cause to be furnished to the Bank all such information as the Bank may request in order to qualify such Pledged Shares or other Collateral as exempt securities, or the sale or resale of such Pledged Shares or other Collateral as exempt transactions, under federal and state securities laws. The Pledgor agrees to allow, and to cause the Issuer to allow, the Bank and any underwriter access at reasonable times and places to the books, records and premises of the Issuers; the Pledgor further agrees to assist, and cause the Issuers to assist, the Bank, any underwriter, any agent of any thereof, and any counsel, accountant or other expert for any thereof, in inspection, evaluation, and any other "due diligence" action of or with respect to any such books, records and premises; and the Pledgor further agrees to cause any independent public accountant for the Issuers to furnish a letter to the Bank and underwriters in customary form and covering matters of the type customarily covered by letters of accountants for issuers to underwriters.

            (c) The Pledgor further agrees to indemnify and hold harmless the Bank, its


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      respective successors and assigns, each of the Bank's officers, directors, employees and agents, and any Person in control of any thereof, from and against any loss, liability, claim, damage and expense, including, without limitation, counsel fees (in this paragraph collectively called the "Indemnified Liabilities"), under federal and state securities laws or otherwise insofar as such loss, liability, claim, damage or expense arises
      (i) out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Shares or other Collateral unless such untrue statement or material fact was provided by the Bank specifically for inclusion therein, or (ii) arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Bank or any successors thereof, or any Person in control of any thereof. If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, the Pledgor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Pledgor under this CLAUSE (e) shall survive any termination of this Pledge Agreement.


SECTION 7   APPLICATION OF PROCEEDS

      The proceeds of sale of Collateral sold pursuant to the terms of SECTION 8 hereof and/or, after a Default pursuant to SECTION 12.1.4 of the Loan Agreement or any Event of Default, the cash held as Collateral hereunder, shall be applied (after payment of any amounts payable to the Bank pursuant to SECTION 8.2(e)) in whole or in part by the Bank against, all or any part of the Liabilities in such order as the Bank shall elect.


SECTION 8  AUTHORITY OF THE BANK; INDEMNIFICATION

      The Bank shall have, and be entitled to exercise, all such powers hereunder as are specifically delegated to the Bank by the terms hereof, together with such powers as are incidental thereto. The Bank may execute any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder. None of the Bank or any director, officer or employee of the Bank shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith, except for its own gross negligence or willful misconduct. The Pledgor hereby agrees to reimburse the Bank within ten (10) days of receipt of an invoice therefore, for all reasonable costs and expenses incurred by the Bank in connection with the administration and enforcement of this Pledge Agreement and for all costs and expenses


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of the enforcement of this Pledge Agreement (including, without limitation, costs and expenses incurred by any agent employed by the Bank) and agrees to indemnify (which indemnification shall survive any termination of this Pledge Agreement) and hold harmless the Bank (and any such agent employed by the Bank) from and against any and all liability incurred by the Bank (or such agent employed by the Bank) hereunder or in connection herewith, unless such liability shall be due to gross negligence or willful misconduct on the part of the Bank or such agent employed by the Bank, as the case may be.

SECTION 9  TERMINATION

      The Pledgor agrees that its pledge hereunder shall (notwithstanding, without limitation, that at any time or from time to time all Liabilities may have been paid in full) terminate only when all Liabilities and all interest thereon and all expenses (including, without limitation, attorneys' fees and legal expenses) paid or incurred by the Bank or the holder or the holders of the Revolving Note in endeavoring to enforce this Pledge Agreement, the Loan Agreement and the Related Documents to which the Bank is a party or of which the Bank is a beneficiary shall have been finally paid in full and all other obligations of the Pledgor hereunder and thereunder have been fully performed, and all commitments under the Loan Agreement have been terminated, at which time the Bank shall reassign and redeliver (or cause to be reassigned and redelivered) to the Pledgor, or to such Person or Persons as the Pledgor shall designate, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Bank pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon, or representation or warranty by, the Bank and at the sole cost and expense of the Pledgor.


SECTION 10  MISCELLANEOUS

      10.1 WAIVER; OTHER REMEDIES; AMENDMENTS. No delay on the part of the Bank in the exercise of any right, power or remedy hereunder shall operate as a waiver hereof or thereof, nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude other or further exercise hereof or thereof, or the exercise of any other right, power or remedy. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have, whether arising under this Pledge Agreement, any other Related Document, or under applicable law, or otherwise. No amendment, modification or waiver of, or consent with respect to, any provision of this Pledge Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Bank, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


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      10.2 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing in accordance with SECTION 13.2 of the Loan Agreement.

      10.3 CAPTIONS. Section captions in this Pledge Agreement are for convenience only, and shall not affect the construction of this Pledge Agreement.

      10.4  WAIVERS.  The Pledgor hereby expressly waives:

            (a)   notice of the acceptance by the Bank of this Pledge
      Agreement;

            (b) notice of the existence or creation or nonpayment of all or any of the Liabilities;

            (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever; and

            (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligations hereunder, or any security for or guaranty of any of the foregoing.

      10.5 LIABILITIES. All obligations of the Pledgor and rights of the Bank (and any other holder of the Revolving Note or Liabilities expressed in this Pledge Agreement) shall be in addition to and not in limitation of those provided in applicable law or in any other written instrument or agreement relating to any of the Liabilities.

      10.6 CONTINUING SECURITY INTEREST. This Pledge Agreement shall create a continuing security interest in the Collateral and shall:

            (a) remain in full force and effect until the later of (i) the payment in full of the Liabilities and all other amounts payable under this Pledge Agreement and (ii) the expiration or termination of the Revolving Loan Commitments;

            (b)   be binding upon the Pledgor, its successors and assigns; and

            (c) inure to the benefit of the Bank, and be enforceable by, the Bank and its successors, transferees and assigns. Upon the later of the payment in full of the Liabilities and all other amounts payable under this Pledge Agreement and the expiration or termination of the Revolving Loan Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Bank will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

      10.7 SEVERABILITY. Wherever possible, each provision of this Pledge


                                      12
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Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision shall be prohibited by, or invalid under, such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement. All obligations of the Pledgor and rights of the Bank, which obligations and rights are described herein, shall be in addition to, and not in limitation of, those provided by applicable law. If and to the extent any provision of any this Pledge Agreement is inconsistent with the provisions of the Loan Agreement, the provisions of the Loan Agreement shall control.

      10.8 COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Pledge Agreement.

      10.9 GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      10.10 JURY TRIAL; VENUE. THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS PLEDGE AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      THE PLEDGOR IRREVOCABLY AGREES THAT, SUBJECT TO THE BANK'S SOLE AND ABSOLUTE ELECTION, ANY ACTION OR PROCEEDING IN ANY WAY, MANNER OR RESPECT ARISING OUT OF THIS PLEDGE AGREEMENT OR ARISING FROM ANY DISPUTE OR CONTROVERSY ARISING IN CONNECTION WITH THIS PLEDGE AGREEMENT, SHALL BE LITIGATED ONLY IN THE COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, THE STATE OF ILLINOIS, AND PLEDGOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SUCH CITY AND STATE. THE PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST PLEDGOR BY THE BANK IN ACCORDANCE WITH THIS SECTION 12.10.


                                      13
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      10.11 SUCCESSORS AND ASSIGNS. This Pledge Agreement shall be binding upon the Pledgor and the Bank and their respective successors and assigns, and shall inure to the benefit of the Bank and the Bank's successors and assigns. The Pledgor shall have no right to assign its rights or delegate its duties under this Pledge Agreement.

      10.12 FILING AS A FINANCING STATEMENT. At the option of the Bank, this Pledge Agreement, or a carbon, photographic or other reproduction of this Pledge Agreement or of any Uniform Commercial Code financing statement covering the Collateral or any portion thereof, shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such.


                           [SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.


                                    RIVERSIDE PARTNERSHIP

                                    By:   RIVERSIDE L.L.C.,  its Managing
                                          General Partner

                                    By:   FIRST ANALYSIS CORPORATION, as
                                          Manager


                                    By:
                                          ------------------------------------
                                          Bret R. Maxwell, its Vice Chairman

                                          Address:    9500 Sears Tower
                                                      Chicago, IL 60606

                                          Taxpayer I.D. No. ____________


                                    LASALLE BANK NATIONAL ASSOCIATION


                                    By:
                                       ----------------------------------
                                       William Sykstus,
                                       Assistant Vice President

                                       Address:
                                       135 South LaSalle Street
                                       Chicago, Illinois  60603

                                   SCHEDULE I

                            LISTING OF STOCK PLEDGED